UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 23, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania		15212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06 MATERIAL IMPAIRMENTS

Equitable Resources, Inc. (“Equitable” or the “Company”), through an indirect subsidiary, entered into a stock purchase agreement under which the Company agreed to sell its NORESCO business segment for approximately $82 million, subject to customary adjustments. On December 23, 2005, a condition to closing that was uncertain at time of signing was satisfied; as a consequence, the sale is now viewed as probable and generally accepted accounting principles require that a charge be recorded. While the amount of the charge will not be known until a closing occurs, the Company currently estimates that the charge should be between $18 million and $23 million, most of which relates to the recording of income taxes associated with the difference between the book and tax basis of the assets that are now considered available for sale and will require future cash expenditures.    Subject to other more customary closing conditions, the sale of NORESCO is expected to close not later than the first quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ Philip P. Conti
Philip P. Conti
Vice President, Chief Financial
Office and Treasurer

Date:  December 23, 2005